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                       SECOND AMENDMENT TO LOAN AGREEMENT

         THIS SECOND AMENDMENT TO LOAN AGREEMENT ("Amendment") is entered into as of March 31, 1997, by and between Paper Warehouse, Inc., a Minnesota corporation ("Borrower"), and Richfield Bank & Trust Co., a Minnesota banking corporation ("Bank").

                                    RECITALS:

         WHEREAS, the Borrower is bound by the terms and conditions of that certain Loan Agreement dated January 29, 1997 as amended by and amendment dated as of October 31, 1997 (the "Loan Agreement") by and between the Borrower, and the Bank, pursuant to which the Bank granted to the Borrower a Line of Credit of $7,500,000 (the "Loan");

         WHEREAS, the Borrower has requested an amendment of the terms of the Loan Agreement and a waiver of compliance with one of the provisions of the Loan Agreement, and

         WHEREAS, the Bank is willing to grant such a request;

         NOW, THEREFORE, the Loan Agreement is hereby amended and the Bank and the Borrower agree as follows:

1. Effective as of the date of the First Amendment to the Loan Agreement as of October 1, 1997, Section 5.18 of the Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

                  Section 5.18 MINIMUM NET INCOME. During the fiscal year ending in January 1999, the Borrower shall achieve a net income before distributions to shareholders of not less than $1,500,000.

The Bank hereby waives any default based on the failure of the Borrower to comply with the provisions of Section 5.18 of the Loan Agreement prior to the date of this Amendment to the Loan Agreement. The waiver of compliance specified herein shall be effective only in the specific instance set forth above. Nothing contained herein shall be construed to constitute the Bank's agreement to waive any other default under the terms of the Loan Agreement, whether now existing or hereafter arising.

2. Except as specifically provided herein, all terms and conditions of the Loan Agreement remain in full force and effect, without waiver or modification. All terms defined in the Loan Agreement shall have the same meaning when used in this Amendment, except as otherwise specifically provided herein. This Amendment and the Loan Agreement shall be read together, as one document.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                               Borrower:
                                               PAPER WAREHOUSE, INC.



                                               /S/ Yale Dolginow
                                               --------------------------------
                                               Yale Dolginow
                                               President & CEO

                                               Bank:
                                               RICHFIELD BANK & TRUST CO.



                                               /S/ Daniel J. Roberts
                                               --------------------------------
                                               Daniel J. Roberts
                                               Assistant Vice President

Acknowledged and agreed to
as of the 31st day of March, 1998.

Firstar Bank Milwaukee, N.A.,
a participant in the Loan.

By:      /s/ illegible
   --------------------------------

Title:   Vice President
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